SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

VEECO INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)
100 Sunnyside Boulevard, Woodbury, New York (Address of principal executive offices)		11797 (Zip Code)
Registrant's telephone number, including area code: (516) 677-0200
Not applicable. (Former name or former address, if changed since last report.)

Item 5.    Other Events

        On December 16, 2002, Veeco Instruments Inc. and FEI Company issued a joint press release relating to the merger between the parties. The joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

99.1	Joint press release of FEI Company and Veeco Instruments Inc., issued on December 16, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2002

VEECO INSTRUMENTS INC.

By:	/s/ GREGORY A. ROBBINS Name: Gregory A. Robbins Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint press release of Veeco Instruments Inc. and FEI Company, issued on December 16, 2002.